Exhibit 4.1

COMMON STOCK

NUMBER	SHARES
TA

CUSIP 88338T 10 4
SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

THERAVANCE, INC.
Incorporated Under the Laws of the State of Delaware

THIS CERTIFIES that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE PER SHARE, OF
THERAVANCE, INC.

This Certificate is transferable only on the books of the Corporation upon the surrender of the same properly endorsed.

The interest in said Corporation represented by this Certificate may not be retired or withdrawn except as provided in the Restated Certificate of Incorporation and By-Laws of the Corporation. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

The interest in said Corporation represented by this Certificate shall be subject to all provisions in effect as provided in the Restated Certificate of Incorporation and By-Laws of the Corporation, including any amendments thereto which may restrict the rights of the holder of this Certificate and may be adopted by the Corporation at a date later than the date this Certificate is issued. Any transferee of this Certificate should consult the Corporation’s Restated Certificate of Incorporation and By-Laws with respect to any such restrictions.

One-half of the shares of Common Stock represented hereby are subject to (i) redemption at the option of the Corporation during the period, at the price and on the terms and conditions specified in the Corporation’s Restated Certificate of Incorporation and (ii) an option on the part of the holder, under certain circumstances, to require the Corporation to redeem such shares of Common Stock, at the price and on the terms and conditions specified in the Corporation’s Restated Certificate of Incorporation. After redemption, the redeemed shares represented by this Certificate shall cease to be outstanding for all purposes and the holder hereof shall be entitled to receive only the redemption price for such shares, without interest.

Witness the facsimile seal of the Corporation and the duly authorized facsimile signatures of its duly authorized officers.

Dated:

Secretary		Chief Executive Officer

Countersigned and Registered:
THE BANK OF NEW YORK
By	Transfer Agent and Registrar

Authorized Signature

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulation:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—	Custodian
				(Cust)	(Minor)
TEN ENT	—	as tenants by the entireties		under Uniform Gift to Minors
JT TEN	—	as joint tenants with right of		Act
		survivorship and not as tenants		(State)
in common
			UNIF TRF MIN ACT—	Custodian (until age )
(Cust)
under Uniform Transfers
(Minor)
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                    shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                   Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:
THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.